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                                                                  EXECUTION COPY

                                VOTING AGREEMENT

                  VOTING AGREEMENT (this "Agreement") dated as of June 29, 2001, among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition") and GE FUND, a New York corporation (the "Stockholder").

                  WHEREAS, Parent, Acquisition and InSight Health Services Corp., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), whereby Acquisition will merge with and into the Company and the Company shall become the wholly-owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

                  WHEREAS, the Stockholder beneficially owns 10,948 shares of convertible preferred stock, Series C of the Company, par value $0.001 per share (the "Series C Preferred Stock"), convertible in the aggregate into 130,722.4 shares of convertible preferred stock, Series D of the Company, par value $0.001 per share (the "Series D Preferred Stock");

                  WHEREAS, pursuant to this Agreement the Stockholder agrees to
(i) elect to convert all of the Series C Preferred Stock that it owns into 130,722.4 shares of Series D Preferred Stock pursuant to the terms thereof prior to the record date for the Approval Events (as defined below), (ii) vote in favor of the Merger and the adoption by the Company of the Merger Agreement, and
(iii) convert all of the aforementioned 130,722.4 shares of Series D Preferred Stock into shares of Company Common Stock prior to the Closing; and

                  WHEREAS, as a condition to and in consideration of the willingness of Parent and Acquisition to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Acquisition as follows:

                  (a) Authority: No Conflicts. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance
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with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by and on behalf of the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by and on behalf of the Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Stockholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Stockholder's certificate of incorporation or bylaws or organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

                  (b) The Subject Shares. The Stockholder is the beneficial owner of the Series C Preferred Stock (the "Subject Shares"; provided that the Subject Shares shall also include any and all securities issuable in respect of the Series C Preferred Stock or Series D Preferred Stock upon conversion thereof, as applicable) and has, and throughout the term of this Agreement will have, good and marketable title to the Subject Shares free and clear of all Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares. The Stockholder has the sole right and power to vote and dispose of the Subject Shares, and none of the Subject Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws) of any of the Subject Shares, except as contemplated by this Agreement.

                  2. Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby represent and warrant to the Stockholder that each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Parent and Acquisition and constitutes a legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Except for the filings required under the HSR Act and the Exchange Act, exemptive filings under federal and state securities laws in connection with equity investments in Parent and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution of this Agreement by and on behalf of each of Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated


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hereby, and (ii) none of the execution and delivery of this Agreement by Parent and Acquisition, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Parent and Acquisition will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, their respective certificate of incorporation or bylaws, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition, as the case may be, or to Parent's or Acquisition's, property or assets, as the case may be.

                  3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 8 hereof, the Stockholder agrees as follows:

                  (a) Voting of Subject Shares. At any meeting of stockholders of the Company called to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger, the Merger Agreement and the transactions contemplated therein is sought (the "Approval Events"), the Stockholder shall vote all of the Subject Shares at the time of such meeting or adjournment in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) Irrevocable Proxy. The Stockholder hereby grants to and appoints Parent (and each officer of Parent designated by Parent) its proxy and attorney-in-fact (with full power of substitution) to vote all of the Subject Shares as indicated in Section 3(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest sufficient at law to support an irrevocable power and given to Parent as an inducement to enter into the Merger Agreement; provided that Parent may at any time name any other Person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters covered herein. Stockholder agrees to take such further action or execute such other instruments as may be reasonably requested by Parent or Acquisition to effectuate the intent of this paragraph (b). The Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares.

                  (c)      Transfer Restrictions. The Stockholder agrees not to
(i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Stockholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares other than pursuant to the terms of this Agreement and the Merger Agreement, (ii) enter into any voting arrangement or understanding other than this Agreement with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Stockholder from performing any


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of its obligations hereunder. The Stockholder further agrees to take in a timely manner any and all actions (including, without limitation, delivering the certificates evidencing the Subject Shares to the Company) reasonably necessary for the Company to affix a legend on the certificates evidencing the Subject Shares stating that the Subject Shares are subject to this Agreement.

                  (d) Appraisal Rights. The Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

                  (e) No Solicitation. The Stockholder shall not, and shall use its reasonable best efforts to cause its directors, officers, employees, attorneys, accountants or financial advisors or other representatives ("Representatives") retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided that the foregoing shall not limit or prohibit any Representative of the Stockholder who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.

                  4. Conversion of Subject Shares. In connection with the Merger and the Merger Agreement, the Stockholder hereby agrees to deliver a Type B Conversion Notice (as defined in the Certificate of Designation with respect to the Series C Preferred Stock) electing to (subject to the delivery of a Type B Conversion Notice with respect to the Series B Preferred Stock) convert all of the Series C Preferred Stock that it owns into 130,722.4 shares of the Series D Preferred Stock pursuant to the terms thereof prior to the record date established by the Company in connection with the Approval Event which would permit such Stockholder to vote all of such shares held by such Stockholder after such conversion, irrespective of any voting limitations, in favor of the Merger, the Merger Agreement and the transactions contemplated therein.

                  5. Conversion of Series D Preferred Stock. Immediately prior to the Effective Time, the Stockholder hereby agrees to convert all of the shares of Series D Preferred Stock then owned by it into shares of Company Common Stock.

                  6. Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares or (ii) the Stockholder becomes the record or beneficial owner of any additional shares of the capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 3(a), then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by


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the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the record or beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. The Stockholder hereby agrees to promptly notify Parent of the number of any additional shares of capital stock or other voting securities of the Company acquired, of record or beneficially, by the Stockholder, if any, after the date hereof and prior to the termination of this Agreement pursuant to
Section 8 hereof.

                  7. Officers and Directors. Notwithstanding anything contained to the contrary in this Agreement, in the event a Representative is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to, require such Representative, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his or her fiduciary duties in such capacity and
(ii) the Merger Agreement. Furthermore, no Representative who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Representative solely in such Person's capacity as a director or officer of the Company.

                  8. Termination. Except as set forth in the next sentence, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following the earliest to occur of (x) the Effective Time or (y) the termination of the Merger Agreement. Nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

                  9. Contents of Agreement; Parties in Interest, etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby, and, except as set forth in this Agreement and such other agreements, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

                  10. Assignment and Binding Effect. Neither this Agreement nor the rights and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that Parent and/or Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Stockholder if the assignee shall assume the obligations of Parent and/or Acquisition hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                  11. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in


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writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard copy delivered in accordance with this Section 11 or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                           If to Parent or Acquisition:

                           c/o J.W. Childs Associates, L.P.
                           One Federal Street, 21st Floor
                           Boston, MA 02110
                           Attention: Edward D. Yun
                           Facsimile No.: (617) 753-1101

                           and

                           c/o The Halifax Group, L.L.C.
                           1133 Connecticut Avenue, N.W.
                           Suite 700
                           Washington, D.C.  20036
                           Attention: David W. Dupree
                           Facsimile No.: (202) 296-7133

                           with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, New York  10022
                           Attention:  Stephen C. Koval, Esq.
                           Facsimile No.: (212) 836-8689

                           If to the Stockholder:

                           GE Fund
                           c/o General Electric Company
                           3135 Easton Turnpike
                           Fairfield, CT 06431
                           Attn: Jerome C. Marcus
                           Facsimile: 203-357-6527

                           with a copy to:




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                           GE Fund
                           c/o General Electric Company
                           3135 Easton Turnpike
                           Fairfield, CT 06431
                           Attn: Eliza W. Fraser
                           Facsimile: 203-373-3079

                           and

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, CA 90071
                           Attn: Linda Curtis, Esq.
                           Facsimile: 213-229-6582

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

                  12. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                  13.      Extensions; Waiver. Any party to this Agreement may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  14. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

                  15. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

                  16. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public


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policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

                  17. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

                  18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Stockholder, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                            [Signature Page Follows]






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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                 INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                 By: /s/ Edward D. Yun
                                    ---------------------------
                                    Name: Edward D. Yun
                                    Title: President


                                 JWCH MERGER CORP.


                                 By: /s/ Edward D. Yun
                                    ---------------------------
                                    Name: Edward D. Yun
                                    Title: President
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                 GE FUND


                                 By: /s/ Jerome C. Marcus
                                    ---------------------------
                                    Name: Jerome C. Marcus
                                    Title: Attorney-In-Fact